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                                                                   Exhibit 10.36


                           [AKZO NOBEL LETTERHEAD]


July 31, 1998

Perimmune Holdings, Inc.
c/o Intracel Corporation
1871 N.W. Gillman Blvd.
Issaquah, Washington 98027

     Re:  Amendment No. 1

Dear Sirs:

The purpose of this letter is to effect an amendment (this "Amendment No. 1") to each of the agreements set forth below relating to certain debts owed to the Undersigned, including a note referred to below, in the original principal amount of $9,234,935 (each such agreement, an "Agreement", and all terms used herein as defined which are not otherwise defined herein shall be used as defined in the respective Agreement), as follows:

A. Promissory Note of Perimmune Holdings, Inc. ("Holdings") to the order of Organon Teknika Corporation ("Teknika") dated August 2, 1996 in the original principal amount of $9,234,935 (the "Note").

     1. The first sentence of the third paragraph of the Note is hereby amended by deleting "paid in full" and inserting "the Public Date (as defined below)".

     2. The second sentence of the third paragraph of the Note is hereby amended by adding the following clause at the end thereof: ":provided that upon the consummation by Intracel Corporation, which is the sole shareholder of Holdings ("Intracel") of an offering of its equity securities which is registered pursuant to the Securities Act of 1933 (the "Public Offering"), the principal amount of this Promissory Note shall be calculated and all interest which has accrued on this Promissory Note but has not been paid shall at such time be added to the principal amount of this Promissory Note (the "IPO Principal Amount"), and from and after the date of the consummation of the Public Offering (the "Public Date") until paid in full, interest shall accrue on the IPO Principal Amount at the rate of ten percent (10%) per annum, and shall be due and payable quarterly on each November 1, February 1, May 1 and August 1 thereafter."




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July 31, 1998
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     3.   The first three sentences of the fourth paragraph of the Note are hereby deleted in their entirety and replaced with the following:

     "The maturity date of this Promissory Note is January 15, 2000 ("Maturity Date") subject to Payee's right to accelerate final maturity as set forth herein. On the Maturity Date, the principal amount shall be calculated and all interest which has accrued on this Promissory Note but has not been paid shall at such time be added to the principal amount of this Promissory Note (the "Final Principal Amount"). Intracel shall as of December 31, 1999, but prior to the Maturity Date, calculate its cash and cash equivalent balances (including any voluntary payments of amounts not yet due or any payments classified as extraordinary transactions under generally accepted accounting principles) as of such date in the same manner that will be used for purposes of its audited financial statements (the "Cash Position"). In the event that the Cash Position as determined above does not exceed $15,000,000, the Final Principal Amount shall not be payable at the Maturity Date, but shall be payable over the next twelve month period, in equal quarterly payments (together with interest on the unpaid amount of the Final Principal Amount on each such quarterly payment date at a rate of ten percent (10%) per annum) designed to amortize the Final Principal Amount in full at the end of such 12-month period. The quarterly installments shall be due on April 15, 2000; July 15, 2000; October 15, 2000 and January 15, 2001. In the event the Cash Position is greater than $15,000,000 (such excess, the "Excess Cash Position"), an amount of the Final Principal Amount equal to the Excess Cash Position (up to an amount equal to the Final Principal Amount) shall be payable to the Payee on the Maturity Date. In the event that the payment required by the immediately preceding sentence is insufficient to pay the Final Principal Amount in full on the Maturity date, any remainder (the "Remaining Principal Amount") shall be payable in three equal quarterly payments (together with interest on the unpaid amount of the Remaining Principal Amount on each such quarterly payment date at a rate of ten percent (10%) per annum), commencing on April 15, 2000 designed to amortize the Remaining Principal Amount in full at the last payment on October 15, 2000. In addition to the foregoing, from and after the Public Date, this Note shall be convertible, at the option of the Payee, into that number of shares of Intracel Common Stock, par value $.0001 per share, obtained by dividing the sum of the then outstanding principal amount and all then accrued and unpaid interest (if any) under this Promissory Note by the price set forth as the per share price to the public on the final prospectus utilized in the Public Offering."
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July 31, 1998
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B.   Intellectual Property Security Agreement dated as of August 8, 1996 by and among Holdings, Perlmmune, Inc. ("Perlmmune"), Akza Nobel Pharma International, B.V. ("Pharma") and Teknika (the "Security Agreement"):

     1. Upon representation by Holdings and its sole shareholder, Intracel Corporation ("Intracel"), that a financing arrangement has been reached between Intracel and Northstar High Yield Fund and its affiliates (collectively "Northstar"), pursuant to the Commitment Letter entered into by Intracel and Northstar as of June 8, 1998, it is agreed that Section 6 of the Security Agreement is hereby amended by adding the following to the end of Section 6:

          Notwithstanding anything in this Agreement to the contrary, the Collateral Agent hereby consents to the granting of a security interest in the Collateral in connection with the transactions contemplated by the Commitment Letter dated as of June 8, 1998 between Intracel Corporation which is the sole shareholder of Holdings, and Northstar High Yield Fund and its affiliates (collectively, "Northstar") on the condition that Northstar's security interest shall be subject to and secondary to the Interests of the Secured Parties hereunder. The Collateral Agent hereby agrees to provide Northstar with 45 days prior written notice of the Collateral Agent's intent to take any action with respect to the Collateral due to a default specified in this
          Section 6; provided, however, that nothing herein shall prevent the Collateral Agent from taking such action during the 45 day notice period as it deems necessary to prevent a sale, pledge, transfer or assignment of the Collateral prohibited under Section 5 hereof or, after the expiration of the 45 days prior, from exercising any and all of its rights set forth in this Agreement with respect to the Collateral including, within limitation, its rights to sell, pledge, transfer, license or assign the Collateral.


     2. Section 9 of the Security Agreement is hereby amended by deleting the first sentence and replacing it with the following: "This Security Agreement shall terminate upon full and final payment of the Purchase Price Note, as amended through the date hereof."

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C.   Intellectual Property Agreement dated August 2, 1996 by and among Holdings and Akzo Nobel Pharma International B.V. ("Pharma") (the "Intellectual Property Agreement").

     1. Subsection 2.2(b) of the Intellectual Property Agreement is hereby amended by adding the following paragraphs at the end thereof;

          All Installment payments provided for under this Subsection 2.2(b) shall be due no later than 30 days following the date on which the required product approval is received (or the date on which first commercial sale occurs in the second country outside the U.S.A., if no product approval is required). All installment payments shall accrue interest at the rate of eight percent (8%) per annum from the date approval is granted by the FDA or the date of approval in the second country as specified above outside the U.S.A., as applicable. Holdings hereby agrees to promptly notify Pharma in writing of the regulatory approval and first commercial sale of any Product in any of the countries mentioned above, but in any event within seven (7) days after the occurrence of each of such approval and first commercial sale.

          With respect to any notice, payment or other action becoming due under this Subsection 2.2(b) upon or in response to regulatory approval of a Product (including approval by FDA), if regulatory approval is not required for commercial use of the Product, then regulatory approval shall be deemed to have been given upon the date of first commercial use of the Product.

     2. Section 2.2 of the Intellectual Property Agreement is hereby amended by adding a new subsection (g) at the end thereof, as follows: "(g) Notwithstanding anything in this Section 2.2 to the contrary: (i) all payments which are due and payable on July 21, 1998, or which would otherwise become due and payable under the terms hereof from and after such date (other than the $500,000 milestone payment currently payable thereunder with respect to the United States introduction of ApoTek Lp(a) (the "ApoTek Payment"), which shall be paid the day following the closing of the transactions contemplated by the Commitment Letter dated as of
     June 8, 1998 between Intracel Corporation ("Intracel"), which is the sole shareholder of Holdings, and Northstar High Yield Fund and its
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     affiliates signatories thereto) and prior to the consummation of the initial public offering by Intracel of its common stock, par value $.0001 per share, pursuant to a registration statement on Form S-1 filed pursuant to the provisions of the Securities Act of 1933, as amended (the "IPO"), shall be due and payable upon the consummation of the IPO and (ii) all other payments which become due and payable after the IPO shall be paid when due under the terms of this Agreement.

     3. Schedule 2(a)(i) and Schedule 2(a)(ii) to the Intellectual Property Agreement are hereby amended to read as "Schedule 2.2(a)(i)" and "Schedule 2.2(a)(ii)", respectively.

Except as amended by this Amendment No. 1, the remainder of each Agreement shall remain in full force and effect.

This Amendment No. 1 shall cease to be effective and shall be deemed null and void, ab initio, if the guaranty set forth below has not been agreed to and executed by Intracel on or before August 21, 1998, or on the "closing date" referred to in the Commitment Letter between Intracel and Northstar, as described hereinabove, whichever is earlier.

Please indicate your acceptance of and agreement to this Amendment No. 1 by executing the copy of this letter enclosed herewith and returning it to the undersigned.

Very truly yours,

Organon Teknika Corporation

By: /s/ [SIG]
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ACCEPTED AND AGREED TO
AS OF THE DATE FIRST SET FORTH ABOVE:

Perlmmune Holdings, Inc.

By: /s/ [SIG]
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July 31, 1998
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SO ACCEPTED AND AGREED FOR PURPOSES
OF THE AMENDMENT TO THE INTELLECTUAL
PROPERTY SECURITY AGREEMENT AND THE
INTELLECTUAL PROPERTY AGREEMENT:


Akzo Nobel Pharma International, B.V.

By:   /s/ [SIG]
------------------------------------

Perlmmune, Inc.

By:  /s/ SIMON R. MCKENZIE
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Guaranty

As an inducement to Organon Teknika Corporation and Akzo Nobel Pharma International, B.V. to enter into this Amendment of the Agreements, as described hereinabove, Intracel Corporation hereby agrees to guarantee payment of the Promissory Note, and payment of milestone payments due under the Intellectual Property Agreement through the IPO Date, as specified above.

Intracel Corporation

By:  /s/ SIMON R. MCKENZIE
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Title:  President and CEO
        ----------------------------

Date:
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